FORD MEDIA CENTER Ford Announces New Executive Leaders For Sustainability/ Safety, AV, Strategy, and Ford Credit • Kim Pittel, Jim Holland retiring after 30-plus years each with Ford • John Lawler, David McClelland take on new senior-level roles • Bob Holycross, Marion Harris and Chuck Gray appointed corporate officers DEARBORN, Mich., Nov. 7, 2019 – Ford Motor Company today announced the retirement of two longtime executives, new assignments for two corporate officers, and promotions to senior positions for three leaders at the company. Jim Hackett, Ford’s president and CEO, said the moves reiterate the depth of the company’s leadership strength, past and forward. “There are always mixed emotions when wonderful people wrap up their Ford careers,” said Hackett. “It’s tough to say goodbye to leaders who achieved so much for the company, but it’s great to see our other talented team members have an opportunity to apply their expertise in new ways – especially during such an exciting time of growth and transformation at Ford.” Sustainability, Environment and Safety Engineering Kim Pittel, Ford’s vice president of Sustainability, Environment and Safety Engineering, has elected to retire effective Dec. 1, ending a distinguished 34-year career. For the past nearly five years, Pittel has led ongoing enhancement and implementation of the company’s global environment and safety strategy, policy and performance. She has led the way in integrating best practices throughout the global business to reduce the company’s carbon footprint. In previous assignments, Pittel’s responsibilities included development and launch of Ford Mustang, Escape, Focus and Fusion, Mercury Milan, and Lincoln MKZ models; Global Transmission and Driveline Engineering; Quality in North and South America; and Global Supplier Technical Assistance. “Across the business, from manufacturing to safety and the environment, Kim has led with integrity and a commitment to do what is right for customers and employees,” said Joe Hinrichs, president, Automotive. “She also has been one of Ford’s strongest advocates for career development, mentorship, and diversity and inclusion – simply a terrific leader.” Succeeding Pittel in the top SE&SE position will be a current member of her team, Bob Holycross, who becomes a corporate officer. Since July 2018, Holycross has been global director, Sustainability, Homologation and Compliance. In that position, he has been responsible for sustainable business plans and policies, external relationships with regulatory bodies around the world, reporting on the company’s environmental and social performance, and engaging with non- government organizations and other outside stakeholders. Holycross joined the company in 1993 as a Ford College Graduate, and subsequently held several engineering and supervisory positions related to streamlining and reforming regulatory procedures. Like Pittel, he is well known and highly regarded inside and outside Ford. The SESE role will continue to report to Hinrichs.

Autonomous Vehicles, Strategy, Credit John Lawler, since March 2018 the company’s vice president, Strategy, is moving to a new position as chief executive officer, Ford Autonomous Vehicles LLC, and vice president, Mobility Partnerships. He takes over AV LLC leadership from Sherif Marakby, who has elected to take a personal leave from the company. With Ford AV LLC, Lawler leads the team charged with developing and bringing to market driverless transportation services. In addition, he will continue to be the point person for the company’s evolving partnerships with technology companies in critical areas of mobility, including vehicle connectivity and AVs. Lawler joined the company in 1990 and brings deep operational experience to the team, having served as chairman and CEO of Ford’s complex China operations before becoming the company’s vice president and corporate controller. This role included serving as CFO for Ford’s Global Markets business. He then led the company’s Strategy office, where he facilitated creation of Ford’s long-term enterprise strategy and helped deliver critical partnerships, including with VW and Mahindra. Taking over for Lawler in the Strategy role is David McClelland, who has been driving strong performance as CEO of Ford Credit, the company’s consistently profitable dealer and customer financing arm. McClelland has been with Ford Credit since 1993 and CEO since early 2018, leading a focus on ever higher operational efficiency and effective capital allocation, with continued emphasis on exceptional service. Previously, he held Ford Credit leadership roles in Europe, Africa and North America, including responsibilities for China and India and for global marketing. McClelland will remain chairman of the Ford Credit board of directors. Both McClelland and Lawler report to Jim Farley, president, New Businesses, Technology & Strategy. Marion Harris, who has been vice president of Ford’s Mobility Business Group, has been named a corporate officer and the successor to McClelland as CEO of Ford Credit. For Harris, it is a return to the credit business, where he earlier was CFO, responsible for financial planning, analysis and accounting operations. He also is a board member of FordDirect, a joint venture between Ford and its dealers that provides the dealers with digital marketing and advertising solutions. Harris reports to Tim Stone, Ford’s corporate CFO. The assignments for Lawler, McClelland and Harris are all effective immediately. Component and System Engineering Also, Jim Holland has announced that he will retire from Ford after 35 years, most recently as vice president, Vehicle Component and System Engineering. Chuck Gray, currently director of Ford’s Global Core Electrical team, has been promoted by the board to corporate officer and will follow Holland in the component and system engineering position, effective Dec. 1. Holland’s extensive experience and accomplishments included as engineering director and, before that, car and truck vehicle line director for Ford Asia Pacific; chief engineer for the Ford Explorer program; chief engineer for the Global Hybrid Vehicle Strategy; and chief program engineer for Range Rover vehicles when Land Rover was part of Ford. “Jim has helped us create great vehicles for millions of customers around the world,” said Hau Thai-Tang, Chief Product Development and Purchasing Officer. “His career is a hallmark of excellence and technical breadth, across cars, trucks and SUVs and a variety of propulsion systems.” Gray started with Ford in 1991. Since then, his responsibilities have spanned from engineering traditional gasoline powertrains to electrified propulsion systems, as well as engineering development of small cars in China. Most recently,

Gray has delivered a strategy to modernize the company’s vehicle connectivity, software capability and electrical architecture. This includes leading the design of Ford’s Driver Assist technology and development team, plus traditional electrical subsystems including 12-volt power and electrical distribution systems. Gray will report to Thai-Tang. About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 191,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.